EXHIBIT 10.1

AGREEMENT FOR PURCHASE OF ASSETS

This Agreement for Purchase of Assets (“Agreement”) is entered into on May 6th, 2022, (the “Effective Date”) by and between Standard Dental Labs Inc. (“SDL”), a corporation incorporated under the laws of the State of Wyoming, (the “Seller”) and Costas, Inc. (“CSSI”), a publicly traded company incorporated under the laws of the State of Nevada, (the “Buyer”), (collectively herein referred to as the “Parties”).

I. RECITALS

WHEREAS, Seller owns and holds right, title and interest in certain Assets (as defined below);

AND WHEREAS, Seller utilizes and exploits such Assets for purposes of operating its business, which is operated pursuant to all applicable statutes, rules, regulations, orders and other requirements of governmental authorities;

AND WHEREAS, the parties have agreed to effectuate the aforementioned Acquisition of SDL through the issuance of Thirty-One Million, Six Hundred Sixty-Three Thousand, Seven Hundred Sixty (31,663,760) shares of CSSI’s Common Stock in exchange for substantially all of the assets of SDL as listed on Schedule 1 of Exhibit A attached hereto;

AND WHEREAS, upon the terms and conditions set forth herein, Seller desires to sell and Buyer desires to purchase the Assets, as defined below. Buyer does not desire nor intend to assume any of Seller’s liabilities, except as specifically set forth below.

In consideration of the above representations as being true and to be relied upon, and the mutual promises of the Parties as stated below, Buyer and Seller agree as follows:

II. AGREEMENT

A.

Sale of Assets. At the closing of the sale of the Assets to the Buyer, and the transactions contemplated hereby (the “Closing”), Seller shall sell, assign, transfer and deliver to Buyer free and clear of all Liens (as defined in Exhibit A hereto) other than Liens caused by the Buyer, and Buyer shall purchase and accept from Seller, in accordance with the terms of this Agreement, all of Seller's right, title and interest, whether legal or equitable, in and to substantially all of the assets of SDL as listed on Schedule 1 of Exhibit A attached hereto (the “Assets”):

B.

Purchase Price. The purchase price of the Assets shall be Seventy-Five Thousand, Nine Hundred ($75,900.00) dollars (the “Purchase Price”) which shall be payable by the Buyer to the Seller at the Closing through the issuance of Thirty-One Million, Six Hundred Sixty-Three Thousand, Seven Hundred Sixty (31,663,760) shares of CSSI’s Common Stock of the Buyer to the Seller (the “Purchase Consideration”).

C.

Conditions of Closing. Payment of the Purchase Consideration to satisfy the Purchase Price and consummation and Closing of the transaction specified herein shall be subject to the satisfaction of the following conditions precedent:

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1.	Assignment Agreement. The execution and delivery of the Assignment and Bill of Sale substantially in the form attached hereto as Exhibit A by the Parties thereto.

2.	Possession of Assets. Assets listed in Schedule 1 to Exhibit A shall have been transferred to Buyer concurrently with the Closing, subject to the terms and conditions of this Agreement.

3.

Representations and Warranties True and Correct. The representations and warranties of Seller set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as if made at and as of the Closing Date, including without limitation that Seller can convey good and marketable title to the Assets, free and clear of any Lien, claim or encumbrance.

4.	No Material Adverse Change. There is no material adverse change of or relating to the Assets prior to Closing.

5.	Performance. Seller shall have performed in all material respects all obligations required to be performed by them under this Agreement prior to the Closing Date.

D.	Closing Date. The Closing Date shall take place as promptly as practicable after satisfaction or waiver or satisfaction of the conditions set forth in Paragraph C.

E.

Failure to Close. If the Parties are unable to complete the Closing as provided herein, Seller shall continue to be the sole and exclusive owner of the Assets, and all other documents, instruments and agreements contemplated anywhere herein or otherwise to be entered into or effectuated as part of this Agreement (including, but not limited to, any agreements or documents reflected as exhibits hereto) shall have no force or effect and shall not, in such event, be binding or applicable to any of the Parties hereto or thereto. Unless this Agreement is properly terminated on its terms by either Party, Seller shall hold the Assets for the benefit of the Buyer, shall not sell or encumber the Assets in any manner and shall proceed to promptly sell and transfer such Assets to Buyer at the earliest time permissible.

F.	Representations, Warranties and Covenants of Seller. Seller represents, warrants and covenants to Buyer as follows:

1.

Title to Assets. Seller has and at the time of Closing will have valid title to the Assets and has the absolute right to sell, assign, and transfer those Assets to Buyer free and clear of all Liens, pledges, security interests, mortgages, deeds of trust, claims or other encumbrances of any kind.

2.

Organization/Authority. The Seller is a corporation duly organized, validly existing and in good standing under the Laws of State of Wyoming and has all requisite power and authority to own, lease and operate its properties and carry on its business relating to the Assets as it is now conducting that business. The Seller is duly licensed or qualified to transact business and in good standing to do business in each jurisdiction in which the nature of its current operations related to its current business, including its ownership of any of the Assets used in connection with its business, makes such qualification necessary, except to the extent that the Seller’s failure to be so licensed or qualified and in good standing would not have a material adverse effect on the operation of the business of the Seller after the Closing. The signing, delivery and performance (including all required deliveries) of this Agreement by Seller have been duly and validly authorized and will not violate any applicable laws or regulations. This Agreement and all documents required to be delivered by Seller constitute a valid, binding and enforceable obligation of Seller.

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3.

No Changes. From the Effective Date, and up through the time of Closing, there have not been and will not be any transactions or operations by Seller except in the ordinary course of business, nor any changes in the condition of the Assets, nor any other event or condition that has or might have a material and/or adverse effect on the same.

4.

Records. To the best of Seller’s knowledge, all documents provided by the Seller evidencing Seller’s ownership of the Assets and all prior transactions are accurate, up-to-date and complete in all material respects, and have been maintained in accordance with prudent and customary business practices.

5.

Compliance. Seller represents that no operation or activity of Seller violates any applicable federal, state, or local statute, law, ordinance or regulation. All business activities of Seller at its present location as set forth above are permitted by and are in compliance with all current applicable zoning, health, fire, environmental, licensing and other similar or related laws and regulations. Seller has not violated any federal, state, or local environmental statutes, regulations, laws or ordinances, at any time in the operation of the business of the Seller. Seller is not aware of any potential or actual investigations or enforcement actions by any local licensing authority affecting the Assets.

6.	Condition of Purchased Assets. All Assets purchased pursuant to this Agreement shall be in compliance with and fit for sale pursuant to all applicable regulations.

7.

No Breach. The execution and delivery of this Agreement, and the completion of the transactions contemplated by this Agreement by Seller, will not result in or constitute a breach of or an event of default under any agreement to which Seller is a party. Seller has not been threatened with any civil lawsuit by any third-party. This paragraph is not subject to a materiality standard, that is, all matters covered by this paragraph, regardless of the size, scope, or age of the matter, are included.

8.	Contracts. Seller is not, and at the time of Closing, will not be, a party to any contracts that would in any way adversely affect Seller’s ability to transfer the Assets.

G.

Liabilities of Seller. Buyer is not assuming any debts, obligations, and liabilities of Seller. All debts, obligations and liabilities of Seller, whether liquidated or unliquidated, fixed or contingent, known or unknown, (collectively the “Unassumed Liabilities”), shall remain the sole and separate obligation of Seller.

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H.	Indemnity.

1.

Indemnification from the Seller. The Seller shall indemnify, defend and hold harmless (with legal counsel reasonably acceptable to Buyer) and hold the Buyer, its affiliates, successors and assigns, and the officers, directors, shareholders, managers, members, partners, trustees, subsidiaries, employees, contractors, subcontractors, attorneys, intermediaries, brokers, or other agents or representatives of any of the foregoing (collectively, the “Buyer Group”), from and against and in respect of any and all actions, suits, claims, demands, debts, liabilities, obligations, losses, damages, costs, expenses, penalties or injury (whether or not involving a third part claim, and including settlement, costs of investigation and reasonable attorneys’ fees and expenses) whenever arising or incurred (collectively, “Claims”) arising out of or relating to, or in connection with: (a) any inaccuracy, or breach of any representation, warranty, covenant or agreement of the Seller contained in this Agreement, or any exhibit, certificate, or other instrument furnished or to be furnished by the Seller contained in this Agreement or any related document to which Seller is a party (or any facts constituting any such untruth, inaccuracy or breach), (b) the Assets prior to the Closing; (c) the Unassumed Liabilities; or (d) Seller’s conduct or operation of its business prior to the Closing.

2.

Indemnification from Buyer. The Buyer agrees to and shall indemnify, defend and hold harmless (with legal counsel reasonably acceptable to the Seller) and hold the Seller, its affiliates, successors and assigns, and its respective officers, directors, shareholders, managers, members, partners, trustees, subsidiaries, employees, contractors, subcontractors, attorneys, intermediaries, brokers, or other agents or representatives of any of the foregoing (collectively, the “Seller Group”) from and against and in respect of any and all claims arising out of or relating to, or in connection with (a) any inaccuracy, or breach of any representation, warranty, covenant or agreement of the Buyer contained in this Agreement, or any exhibit, certificate, or other instrument furnished or to be furnished by the Buyer contained in this Agreement or any related document to which Buyer is a party (or any facts constituting any such untruth, inaccuracy or breach), (b) the Assets after the Closing Date; or (c) arising from or related to Buyer’s conduct or operation of its business after the Closing, other than those claims relating to assets or liabilities retained by the Seller.

3.	Limitations on Indemnification. The right to indemnification hereunder shall not exceed, the maximum amount of liabilities, if any, actually incurred.

I.

Default. In the event either Party, prior to Closing, fails to timely perform any of its obligations under this Agreement, the Party claiming that the other Party is in breach shall notify the other Party in writing that it is in default. The alleged default shall be described in reasonable detail. If the Party who receives that notice: (a) has not cured the default within five (5) business days, or (b) if the default cannot reasonably be cured within five (5) business days and that Party has not commenced efforts to cure the default or is not pursing those efforts in a reasonable manner (but in any event once such breach remains occurring for thirty (30) days), the Party claiming the breach shall have the option of terminating this Agreement and pursuing a claim for damages against the breaching Party, or enforcing this Agreement through an action for specific performance and pursuing a claim for damages against the breaching Party.

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J.

Notice to Parties. All notices required or desired to be given pursuant to this Agreement shall be delivered personally, mailed by UPS or FedEx for next day delivery, sent via certified mail, return receipt requested, postage pre-paid, or transmitted by facsimile, e-mail or functionally equivalent electronic means of transmission, charges (if any) prepaid, addressed as follows:

To Seller:

Standard Dental Labs Inc.

11845 W Olympic Blvd., Suite 1100

Los Angeles, California 90064

Attention: James Brooks

Email: James.brooks@standarddentallabs.com

To Buyer:

Costas, Inc.

424 E Central Blvd, Suite 308

Orlando, FL 32801

Attention: James Brooks

Email: admin@costas-inc.com

Or to any other address that a party provides to the other by written notice, served as provided above. If the notice is personally delivered, it shall be deemed delivered as of the date of delivery. If delivered by certified mail, return receipt requested, notice shall be deemed delivered two days after the mailing of the notice by certified mail. If delivered by UPS or FedEx, notice shall be deemed delivered one day after the mailing of the notice via UPS or FedEx. Any communication transmitted by facsimile, e-mail or other functionally equivalent electronic means of transmission will be deemed to have been given or made and received on the day on which it is transmitted; but if the communication is transmitted on a day which is not a business day or after 5:00 p.m. (local time of the recipient), the communication will be deemed to have been given or made and received on the next business day.

K.	Miscellaneous.

1.	Survival. All terms in this Agreement shall survive the Closing of this Agreement.

2.

Entire Agreement. This Agreement supersedes all prior agreements and constitutes the entire agreement between the Parties with regard to the subject matter. This Agreement may not be modified except in a writing dated and signed by both Parties.

3.	Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective legal representatives, successors and assigns.

4.

Severability. The invalidity or unenforceability of any provision of this Agreement in a particular respect shall not affect the validity and enforceability of any other provision of this Agreement or the same provision in any other respect.

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5.	Headings. Paragraph headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

6.

Non-waiver. The failure of a party to exercise any right under this Agreement shall not be deemed a waiver of the right of that party to enforce that provision or any other provision of this Agreement in the future.

7.	Time of Essence. Time is of the essence as to all provisions of this Agreement.

8.	Assignment. Buyer shall have the right to assign this Agreement to an affiliate of Buyer. Seller’s consent to such assignment shall not be necessary.

9.	Attorney Fees. Each party shall be responsible for their own attorney’s fees and costs associated with the execution of this Agreement.

10.	Execution. This Agreement can be executed in counterparts. Fax, electronic, and scanned signatures are binding on the Parties.

11.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

12.

Dispute Resolution. Except to the extent prohibited by law, any dispute or controversy or claim between the Parties arising out of or relating to this Agreement, or the breach thereof, shall be submitted to arbitration in accordance with the commercial rules of the American Arbitration Association. The site of the arbitration shall be in Las Vegas, Nevada. The arbitration shall be conducted in accordance with the commercial Rules of the American Arbitration Association prevailing at the time the demand for arbitration is made hereunder. Judgment upon any award rendered by the arbitrator(s) may be entered in any court of competent jurisdiction and shall be binding and final. The costs of the arbitration, including administrative and arbitrator’s fees, shall be fully paid by the Buyer. Notwithstanding the foregoing, the Parties shall bear the expense of their own attorneys’ fees in accordance with this section.

Signature Page to Follow

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IN WITNESS WHEREOF, the Parties have executed this Agreement intending to be legally bound as of the date set forth above.

SELLER: STANDARD DENTAL LABS INC. a Wyoming corporation	BUYER: COSTAS, INC. a Nevada corporation
/s/ James Brooks	/s/ James Brooks
By: James Brooks	By: James Brooks

Buyer Seller

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EXHIBIT A

ASSIGNMENT AND BILL OF SALE

This Assignment and Bill of Sale (this “Assignment”) is effective as of May 6th, 2022, by and between Standard Dental Labs Inc., a Wyoming corporation, (the “Seller”) and Costas, Inc., a Nevada corporation, (“Buyer”). Buyer and Seller are sometimes referred to individually herein as a “Party” and collectively as the “Parties”.

RECITALS

Seller and Buyer entered into an Asset Purchase Agreement dated May 6th, 2022 (the “Purchase Agreement”).  The Purchase Agreement provides for the purchase by Buyer from Seller of the Assets (as defined in the Purchase Agreement).

AGREEMENT

Seller hereby warrants, covenants and agrees as follows:

1. Assignment. In accordance with the terms and conditions of the Purchase Agreement, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller does hereby sell, transfer, convey, assign and deliver unto Buyer, its successors and assigns, all of the Assets as defined in the Purchase Agreement, including, without limitation, all of the items set forth on Schedule 1 attached hereto, free and clear of any and all options, liens, security interests, encumbrances, mortgages, deeds of trust, liabilities, financing statements, pledges, charges, conditions, equitable claims, covenants, title defects, restrictions or claims of any kind, nature or description whatsoever (collectively, “Liens”), to have and to hold said Assets unto Buyer, its successors and assigns, to and for its and/or their use forever.

2. Title. Seller has good and marketable title to the Assets hereby sold, transferred, conveyed, assigned and delivered to Buyer, free and clear of all Liens, and Buyer will receive hereby such good and marketable title thereto.

3. Warranty. Seller will warrant and defend the sale, transfer, conveyance, assignment and conveyance of the Assets hereunder against each and every person or persons claiming against any or all of the same.

4. Power of Attorney. Seller hereby constitutes and appoints Buyer the true and lawful agent and attorney in fact of Seller, with full power of substitution and resubstitution, in whole or in part, in the name and stead of Seller but on behalf and for the benefit of Buyer and its successors and assigns, from time to time to:

(a) demand, receive and collect any and all of the Assets and to give receipts and releases for and with respect to the same, or any part thereof;

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(b) institute and prosecute, in the name of Seller or otherwise, any and all proceedings at law, in equity or otherwise, that Buyer or its successors and assigns may deem proper in order to collect or reduce to possession any of the Assets and in order to collect or enforce any claim or right of any kind hereby assigned or transferred, or intended so to be; and

(c) do all things legally permissible, required or reasonably deemed by Buyer to be required to recover and collect the Assets and to use Seller’s name in such manner as Buyer may reasonably deem necessary for the collection and recovery of same;

Seller hereby declares that the foregoing powers are coupled with an interest and are and shall be irrevocable by Seller.

5. Further Assurances. Seller will take all reasonable steps necessary to put Buyer or its successors and assigns in actual possession and operating control of the Assets, to carry out the intent of the Purchase Agreement and this Assignment, or to more effectively sell, transfer, convey, assign and reduce to possession and record to title any of the Assets, including by executing and delivering, or causing to be executed and delivered, such further instruments or documents of transfer, assignment and conveyance, or by taking such other actions as may be requested by Buyer before or after Closing.

6. Independent Covenants. This Assignment is subject in all respects to the terms and conditions of the Purchase Agreement. Nothing contained in this Assignment shall be deemed to supersede, modify, replace, amend, change, rescind, diminish, waive, limit, extend, expand, enlarge, or in any way affect any of the obligations, agreements, covenants, representations, or warranties of Seller contained in the Purchase Agreement nor shall this Assignment extend, expand or enlarge any remedies under the Purchase Agreement including without limitation any limits on indemnification specified therein. This Assignment is intended only to affect the transfer of certain property assumed pursuant to the Purchase Agreement and shall be governed entirely in accordance with the terms and conditions of the Purchase Agreement.

7. Interpretation. Unless otherwise defined herein, capitalized terms used herein shall have the meanings given such terms in the Purchase Agreement. Also, the recitals above are incorporated by reference into this Assignment.

8. Governing Law; Amendment. This Assignment shall be governed in all respects by the laws of the State of Nevada (without regards to the conflict of law principles thereof). Seller submits to the jurisdiction of the courts in and for the State of Nevada. No change in or amendment to this Assignment shall be valid unless set forth in a writing signed by both Buyer and Seller. In the event that a dispute arises under this Assignment, such dispute shall be settled by in accordance with the dispute resolutions provisions set forth in the Purchase Agreement.

9. Counterparts. This Assignment may be executed in counterparts, each of which shall be deemed an original, and all of which when affixed together shall constitute but one and the same instrument. Signatures exchanged by facsimile shall be deemed original signatures for all purposes.

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            This Assignment and Bill of Sale is entered into effective as of the date first above written.

SELLER: STANDARD DENTAL LABS INC., a Wyoming corporation	BUYER: COSTAS, INC. a Nevada corporation

/s/ James Brooks	/s/ James Brooks
By: James Brooks	By: James Brooks

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Schedule 1

To

Assignment and Bill of Sale

ASSETS

1.	The following Assets of the Seller:

•	Website Development and Server Infrastructure
•	Webserver Setup and Hosting Infrastructure
•	DNS and 360/24 Redundancy
•	Internal Business Admin Console

•	PBX Communications Platform
•	Business URL
•	Generational Logo Development
•	Brand Development
•	Business Concept and Opportunity Development

2.	All customer goodwill related to the Assets; and

3.	All contracts for the sale or transfer of the Assets unless excluded by Buyer.

Proposed Asset Purchase Price Allocation

Estimated Asset Values

Website Development and Server Infrastructure:

•	Webserver Setup and Hosting with Bluehost	$2,700.00
•	DNS and 360/24 Redundancy	$1,800.00
•	Business Admin Console	$1,800.00
•	PBX Communications Platform	$3,600.00

Business URL		$1,000.00
Generational Logo Development		$10,000.00
Business Plan, Materials and Brand Development		$55,000.00

Total		$75,900.00

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